Exhibit 99.1

Altimmune Restructures Financing Agreement with Substantially All of the Remaining Series B Investors

GAITHERSBURG, MD, July 12, 2018 — Altimmune, Inc. (Nasdaq: ALT), a clinical-stage immunotherapeutics company focused on preventing infectious diseases, today announced it has entered into agreements with substantially all of the remaining investors in its Series B Financing to restructure and terminate the previous arrangements. Under terms of these new agreements, long term investors Novartis Ventures, HealthCap, Truffle Capital, Fidelis Capital and Bonaventure Capital have partnered with Altimmune to receive common shares as repayment of the final installment of the Series B preferred stock and to terminate all outstanding warrants held by them. Together with the restructuring announced on June 22, approximately 97% of the Series B Financing has now been restructured and, as of July 17, no shares of the Company’s Series B preferred stock will be outstanding and only 75,995 of the associated warrants will remain outstanding.

The Company completed the restructuring in order to provide an improved capital structure and financial outlook by removing substantially all of the warrants and the associated impediments to share price appreciation.

The securities offered in exchange for the warrants have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Altimmune

Altimmune is a clinical-stage immunotherapeutics company focused on the development of products to stimulate robust and durable immune responses for the prevention and treatment of infectious disease. NasoVAX our influenza vaccine candidate has unique characteristics, stimulating multiple arms of the immune system that offer the potential to stop infection and the spread of flu, while being easier to administer through an intranasal spray. NasoShield and SparVax-L are two next-generation anthrax vaccine candidates that are intended to improve protection and safety while having favorable dosage and storage requirements compared to other anthrax vaccines.

Forward-Looking Statement

Any statements made in this press release relating to future financial or business performance, conditions, plans, prospects, trends, or strategies and other financial and business matters, including without limitation, the prospects for commercializing or selling any product or drug candidates, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to Altimmune, Inc. (the “Company”) may identify forward-looking statements. The Company cautions that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time. Important factors that may cause actual results to differ materially from the results discussed in the forward looking statements or historical experience include risks and uncertainties, including risks relating to: the terms of the Company’s Series B preferred stock offering and related warrants; our lack of financial resources and access to capital; realizing the benefits of the merger between Altimmune, Inc. and PharmAthene, Inc.; our ability to utilize the benefits of our tax assets and the results of a tax examination initiated by the IRS; clinical trials and the commercialization of proposed product candidates (such as marketing, regulatory, product liability, supply, competition, dependence on third parties and other risks); the regulatory approval process; dependence on intellectual property; the Company’s BARDA contract and other government programs, reimbursement and regulation. Further information on the factors and risks that could affect the Company’s business, financial conditions and results of operations are contained in the Company’s filings with the U.S. Securities and Exchange Commission, including under the heading “Risk Factors” in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, which are available at www.sec.gov.

Altimmune Contacts
William J. Enright	Ashley Robinson
President and CEO	LifeSci Advisors, LLC
Phone: 240-654-1450	617-535-7442
Email: enright@altimmune.com	arr@lifesciadvisors.com